UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2009 (May 18, 2009)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In light of the economic recession and in support of the cost reduction initiatives of Tredegar Corporation and its subsidiaries (the “Corporation”), the following named executive officers of the Corporation have voluntarily agreed to reduce their annual base salaries in the percentages and dollar amounts set forth below opposite each such executive officer’s name, effective June 1, 2009 and continuing until changed or modified by the Executive Compensation Committee of the Board of Directors (the “Committee”). The Committee approved these changes on May 18, 2009.

Name	Title	Salary Reduction % (Amount)	Annual Base Salary After Reduction
John D. Gottwald	President and CEO	25% ($135,000)	$405,000
Nancy M. Taylor	Corporate Executive Vice President and President, Tredegar Film Products Corporation	15% ($60,001)	$340,007
Duncan A. Crowdis	Corporate Vice President and President, The William L Bonnell Company, Inc.	12% ($33,600)	$246,400

Item 8.01	Other Events.

Non-Employee Director Compensation

In support of the Corporation’s cost reduction initiatives, on May 19, 2009, the Board of Directors of the Corporation voluntarily agreed to reduce the cash portion of the quarterly Director retainers by fifteen percent (15%), effective June 1, 2009 and continuing through December 31, 2009. The stock portion of Directors’ retainers, the Chairman retainer and the retainers for Directors’ service on Board committees remain unchanged.

In addition, Norman A. Scher, the Corporation’s Vice Chairman of the Board, who is also an employee of the Corporation and receives an annual base salary but does not receive any compensation for his service as a Director, has voluntarily agreed to reduce his current annual base salary in the percentage and dollar amount set forth below opposite his name, effective June 1, 2009 and continuing until changed or modified by the Nominating and Governance Committee of the Board of Directors. The Nominating and Governance Committee approved this change on May 21, 2009.

Name	Title	Salary Reduction % (Amount)	Annual Base Salary After Reduction
Norman A. Scher	Vice Chairman	10% ($18,500)	$166,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: May 22, 2009	By:	/s/A. Brent King
A. Brent King
Vice President, General Counsel
and Secretary

3